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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-11292 of Duquesne Light Company on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Duquesne Light Company for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------
Pittsburgh, Pennsylvania


March 31, 2004